Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269571

PROSPECTUS SUPPLEMENT NO. 5

(to Prospectus dated August 1, 2024)

Getaround, Inc.

127,505,604 Shares of Common Stock

11,616,667 Warrants to Purchase Shares of Common Stock

16,791,642 Shares of Common Stock Underlying Warrants

This prospectus supplement (this “Prospectus Supplement”) supplements the prospectus dated August 1, 2024 (as supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-269571). This Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2024 (the “Report”). Accordingly, we have attached the Report to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on this Prospectus Supplement.

Our common stock and public warrants are quoted on OTCQB operated by the OTC Markets Group, Inc. under the symbols “GETR” and “GETRW,” respectively. On October 15, 2024, the last reported sales price of our common stock and public warrants on the over-the-counter market were $0.0588 per share and $0.0022 per warrant, respectively.

We are an “emerging growth company” as defined Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 11 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is October 24, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 24173
Oakland, California		94623
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Registrant filed a Current Report on Form 8-K on October 16, 2024 (the “Original Form 8-K”) to disclose the resignation of Eduardo Iniguez as the Chief Executive Officer of Getaround, Inc. (the “Company”) and as a member of the Company’s Board of Directors, and the appointment of Albert Joon (“AJ”) Lee as the interim Chief Executive Officer of the Company. The Registrant is filing this Form 8-K/A as an amendment (this “Amendment No. 1”) to the Original Form 8-K to disclose and describe: 1) the Settlement Agreement and General Release entered into by the Company and Mr. Iniguez; and 2) the Indemnification Agreement entered into by the Company and Mr. Lee. No other changes have been made to the Original Form 8-K by this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, Eduardo Iniguez, the Chief Executive Officer of Getaround, Inc. (the “Company”), resigned from his position as Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of such date. As a result of his resignation as Chief Executive Officer, Mr. Iniquez ceased serving as the Company’s principal executive officer. Mr. Iniguez resigned for personal reasons.

On October 17, 2024, the Company entered into a Settlement Agreement and General Release with Mr. Iniguez (the “Settlement Agreement”) pursuant to which: (i) Mr. Iniguez provided a general release of claims in favor of the Company, subject to certain customary exclusions; and (ii) the Company paid to Mr. Iniguez a gross amount of $18,818 (less required withholdings) to cover Mr. Iniguez’s cost to continue his existing medical benefits under COBRA through April 30, 2025. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 15, 2024, the Board appointed Albert Joon (“AJ”) Lee, the Company’s current Chief Operating Officer, as the Company’s Interim Chief Executive Officer, effective as of such date. In this capacity, Mr. Lee will serve as the Company’s interim principal executive officer. Mr. Lee will continue to serve as the Company’s Chief Operating Officer.

Mr. Lee, age 40, joined the Company as the Vice President, Gig Marketplace in May 2023. He was appointed to the role of Chief Operating Officer in March 2024 and currently leads the Company’s Sales, Marketing, Operations, Risk, Product Management, Engineering, and Business Intelligence functions. Prior to joining the Company, Mr. Lee served as the Chief Operating Officer for HyreCar, Inc. (“HyreCar”), a role he was appointed to in February 2023. Prior to that, he was HyreCar’s Senior Vice President of Growth, a role he held since January 2022. Prior to HyreCar, Mr. Lee served as the Senior Vice President of Growth at Airspace Technologies (“Airspace”), a logistics company using artificial intelligence and machine learning to move time-critical shipments, a position he held since July 2021. Prior to Airspace, between September 2018 and July 2021, Mr. Lee held various positions at NEXT Trucking, a digital freight marketplace, including Senior Vice President of Marketing and Growth Strategy, where he led the growth marketing, expansion, compliance, and marketplace strategy teams. Prior to NEXT Trucking, Mr. Lee also held management roles with Amazon.com, Inc. and The Vanguard Group, Inc.. Mr. Lee is a 2006 graduate of the University of Pennsylvania, where he received a B.A., magna cum laude. He also received an M.B.A. from the Tuck School of Business at Dartmouth College in 2013 and an M.P.A. from the Harvard Kennedy School in 2014.

Since March 6, 2024, Mr. Lee has served as the Company’s Chief Operating Officer pursuant to an employment offer letter between the Company and Mr. Lee dated as of such date (the “2024 Agreement”). The 2024 Agreement has no specified term, and Mr. Lee’s employment with the Company is on an at-will basis. Under the 2024 Agreement:

•
Base Salary and Annual Bonus. Mr. Lee receives an annual base salary of $450,000, subject to annual review, and is eligible to participate in the Company’s annual bonus plan on the same terms and conditions as other similarly situated executives, with a target bonus opportunity equal to $225,000.

•
Signing Bonus. Mr. Lee received a $50,000 signing bonus, which bonus must be repaid to the Company in full if he is not employed by the Company through the one-year anniversary of his March 6, 2024 start date, unless due to his termination without cause.

•
Equity Compensation. Under the 2024 Agreement, subject to the approval of the Board, the Company will recommend to the Compensation Committee of the Board that Mr. Lee be granted an equity award in the form of a stock option to purchase up to 1,390,000 shares of the Company’s common stock (the “Option”), subject to the terms and conditions of the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) and applicable award agreement. The Option will vest as to 25% of the total number of shares subject to the Option on March 5, 2025, and an additional 25% of the total number of shares subject to the Option will vest on the same day of the next three years thereafter. The exercise price of the Option will be the greater of (a) $0.25, and (b) the closing price of the Company’s common stock on the date of grant. The Option has a maximum term of ten years, subject to earlier expiration in the event Mr. Lee’s service with the Company terminates.

•
Severance Terms. In the event the Company terminates Mr. Lee’s employment without cause, he will be entitled to receive payments upon the Company’s regular payroll schedule, which, in aggregate, represent 50% of his then-current annual base salary. However, if Mr. Lee’s employment is terminated by the Company for cause, or upon his resignation, he will be entitled only to limited payments and benefits consisting primarily of earned but unpaid salary and earned but unpaid bonuses (the “Accrued Benefits”). In the event of a termination of Mr. Lee’s employment by the Company due to his disability, or Mr. Lee’s employment terminates due to his death, Mr. Lee or his beneficiaries will be entitled only to the Accrued Benefits.

•
Other Benefits. Mr. Lee is eligible to participate in the benefit programs generally available to the Company’s executives.

Prior to his appointment as the Company’s Chief Operating Officer, Mr. Lee served as the Company’s Vice President, Gig Marketplace commencing May 16, 2023, pursuant to an employment offer letter between the Company and Mr. Lee dated as of such date (the “2023 Agreement”). Under the 2023 Agreement, Mr. Lee received: (i) an annual base salary of $300,000; and (ii) an annual bonus for 2023 of $50,000; and, subject to the approval of the Board, is to be granted an equity award in the form of 300,000 restricted stock units (“RSUs”), subject to the terms and conditions of the 2022 Plan and applicable award agreement. The 2023 Agreement calls for a pro rata portion of the RSUs to vest on May 15, 2024, based on the number of days between Mr. Lee’s May 16, 2023 start date and May 14, 2024, divided by four years, and 6.25% of the RSUs vest on the same day of every third month thereafter.

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was appointed the Company’s Interim Chief Executive Officer. There are no family relationships between Mr. Lee and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Other than as described above, the Company has not entered into any transactions with Mr. Lee that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On October 17, 2024, the Company entered into its standard form Indemnification Agreement with Mr. Lee, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. A description of the Company’s standard form Indemnification Agreement is included under “Certain Relationships and Related Party Transactions – Indemnification Agreements” in the Company’s definitive Proxy Statement for its 2024 Annual Meeting of Stockholders filed on July 3, 2024, and is incorporated by reference herein.

Any compensatory plans or arrangements to be entered into between the Company and Mr. Lee in connection with his appointment as the Company’s Interim Chief Executive Officer have not been determined at this time. The Company will file an amendment to this Current Report on Form 8-K containing such information within four business days after they are determined.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Settlement Agreement and General Release entered into as of October 17, 2024, by and between Getaround Operations LLC and Eduardo Iniguez

99.2	Indemnification Agreement made as of October 17, 2024, by and between Getaround, Inc. and AJ Lee

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getaround, Inc.

Date:	October 23, 2024	By:	/s/ Patricia Huerta
Patricia Huerta, Interim CFO

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (the “Agreement”) is entered into as of October 17, 2024 (the “Effective Date”), by and between GETAROUND OPERATIONS LLC, (the “Company”), on behalf of itself and its partners, members, managers, associates, affiliates, parent companies, subsidiaries, predecessors, successors, and alleged joint employers, and the assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, and EDUARDO INIGUEZ (the “Employee”), in consideration of the promises and obligations described, below. The Company and the Employee are collectively referred to as the “Parties.”

RECITALS

1.
The Employee formerly was employed by the Company as its Chief Executive Officer. The Employee also formerly was a member of the Board of the Company’s parent corporation, Getaround, Inc.

2.
The Employee tendered his voluntary resignation from employment with the Company, and as a member of the Board of Getaround, Inc., on October 15, 2024. The Company accepted his resignation, and as of the date hereof, the Employee is not an employee of the Company, nor is the Employee a Board member of Getaround, Inc. The Company paid the Employee all final wages and compensation to which he was entitled based on his employment on October 15, 2024.

3.
Upon his resignation on October 15, 2024, the Employee asked the Company to continue the health benefits for the Employee and Employee’s family, to the same extent as they existed prior to the Employee’s resignation, for a period of six months following his resignation.

4.
The Company contends it has no legal obligation to continue the Employee’s health benefits, to pay the Employee any amount to pay for the continuation of such benefits, or to pay the Employee any additional amounts whatsoever.

5.
Without admitting any legal obligation to continue the Employee’s health benefits, or to pay the Employee any amount for the continuation of such benefits, and to avoid the risk of any dispute concerning amount(s) the Company allegedly owes to the Employee, the Parties wish to compromise and release all known and unknown rights, claims, and causes of action of the Employee whatsoever against the Company and its employees, agents, parent companies, and affiliates.

NOW, THEREFORE, in consideration of the mutual promises in this Agreement, the Parties voluntarily and knowingly agree as follows:

1.
Separation from Employment: The Employee understands and agrees that he voluntarily resigned his employment with the Company on October 15, 2024, and that his resignation was effective as of that date (the “Separation Date”). The Employee further understands and agrees that the Company has paid the Employee for all accrued and unused vacation, floating holidays and accrued and unpaid compensation through that date, and that no amounts other than the foregoing and (provided the Employee accepts and complies with the terms of this Agreement) the Settlement Payment provided for herein are owed to the Employee by the Company in connection with his employment or the termination of his employment.
2.
Settlement Payment/Continuation of Health Benefits: The Employee shall have five (5) business days from the date of his receipt of this Agreement to consider it before signing it, although he may choose to sign this Agreement at any time during that time. The Company hereby advises the Employee that he has the right to consult an attorney regarding this Agreement, should he choose to do so. In consideration for the Employee’s acceptance of and compliance with this Agreement, (including his obligation to return all Company property within seven (7) calendar days of the Effective Date, as provided in Paragraph 12, below), then within thirty (30) calendar days of the Effective Date of this Agreement (defined above) the Company shall pay the Employee the gross amount of $18,818.41 less required withholdings, to cover the Employee’s cost to continue his existing medical benefits under COBRA through April 30, 2025 (the “Settlement Payment”). The Employee understands and agrees that he may use the Settlement Payment for any purpose, and that he is solely responsible for making timely payments to continue coverage for health benefits for Employee and his family if he chooses to use the Settlement Payment for that purpose.

Amount(s) the Company is paying to the Employee in consideration for this Agreement will be treated as taxable compensation but are not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility or benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to the Employee. The Employee agrees that the consideration the Company will provide includes amount(s) in addition to anything of value to which the Employee already is entitled. Notwithstanding any of the foregoing, the Settlement Payment described in this section shall not be made or become due before the Effective Date. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than the Employee.

3.
Non-Disparagement/Neutral Reference: To the maximum extent allowed by law, the Company and the Employee agree that neither of them will make any statement in any capacity that specifically disparages or criticizes the other, including by making maliciously false statements and attacks on the Company and its parent companies, subsidiaries, affiliates, predecessors, and assigns, and their respective shareholders, members, officers, directors, contractors, and employees, or any alleged joint employers or regarding the Company’s products and/or services, finances, financial condition, capability or any other aspect of the business of the Company. This paragraph does not prevent the Employee from testifying under oath regarding any matter relating to the Company. The Company agrees that in responding to inquiries about the Employee from prospective employers, the Company will disclose the Employee’s dates of employment, title and, with the Employee’s written permission, final rate of pay, provided that the Employee refers all such inquiries to the Legal Department (legal@getaround.com), but will not comment on the circumstances of the separation from his employment with the Company. The Employee agrees that the Company is not required to provide any other information about the Employee or his employment with the Company in response to an inquiry from a prospective employer.
4.
Employee’s General Release of Claims: Since these benefits go beyond what the Company is obligated to provide or otherwise, the Employee agrees, on behalf of himself and his heirs, executors, representatives, administrators, agents, successors, and assigns, that this Agreement constitutes a full and final settlement of, and that he hereby irrevocably releases and waives, any and all legal or equitable claims, demands, rights, debts, obligations, damages, attorneys’ fees or costs, or other liabilities, whether known or unknown, suspected or unsuspected, of any kind that the Employee may have against the Company or any of its parent, subsidiaries, or affiliated companies, or alleged joint employers, and its and their respective members, partners, officers, directors, shareholders, employees, insurers, indemnities, agents, representatives, attorneys, predecessors, successors, or assigns, in their corporate, representative, or individual capacities (“Released Parties”) (collectively, the “Released Claims”). The Employee agrees (as applicable) to dismiss and never to bring any legal or administrative action based on any such Released Claim. To the maximum extent allowed by law, the Released Claims include, but are not limited to, claims arising from the Employee’s hiring, employment, compensation (including but not limited to claims for wages), separation or termination, claims of employment discrimination, harassment, or retaliation under any state or local statute or ordinance, public policy, or common law, claims of promissory estoppel or detrimental reliance, claims for fraud, slander, libel, defamation, disparagement, claims for infliction of emotional distress (whether intentional or negligent), personal injury, violation of biometric and data privacy laws, negligence, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever, or claims arising under equal employment laws or laws affecting the Employee’s employment, up to and including the Effective Date, and specifically including, but not limited to, claims or causes of action asserted under any of the following (each statute as may be amended to date, and including all respective implementing regulations):
•
Title VII of the Civil Rights Act of 1964;
•
Sections 1981 through 1988 of Title 42 of the United States Code;
•
The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);
•
The Immigration Reform and Control Act;
•
The Family and Medical Leave Act;
•
The Equal Pay Act;
•
The Uniform Services Employment and Reemployment Rights Act;
•
The Genetic Information Nondiscrimination Act of 2008;
•
The Americans with Disabilities Act of 1990;
•
The Age Discrimination in Employment Act of 1967;
•
The Workers Adjustment and Retraining Notification Act;
•
The Fair Labor Standards Act;
•
The Fair Credit Reporting Act;
•
The Sarbanes-Oxley Act of 2002;
•
Each to the extent applicable, the California Fair Employment and Housing Act; the California Equal Pay Law; the Moore-Brown-Roberti Family Rights Act of 1991; the California Labor Code; the California WARN Act; the California False Claims Act; and the California Corporate Criminal Liability Act;
•
The California Unfair Competition Law (Business and Professions Code Section 17200, et seq.);

•
Each to the extent applicable and as permitted by law, any other Federal, State, or local law, rule, regulation, or ordinance;
•
Any public policy, contract, quasi-contract, tort, or common law; or
•
Any basis for monetary recovery of costs, fees, or other expenses including attorneys’ fees incurred in such matters.

This Agreement does not extend to those rights which as a matter of law cannot be waived, including but not limited to non-waivable rights the Employee may have under federal or state law, any existing worker’s compensation claim, unemployment insurance benefits and indemnification rights protected by law. The Employee represents that as of the date he signs this Agreement, he does not have any work-related injury or illness.

The Employee agrees and covenants not to file any suit, charge, or complaint against any of the Released Parties in any court or administrative agency or other forum with regard to any of the Released Claims; provided, however, that nothing in this Agreement shall be construed to prohibit the Employee from: (i) filing a charge with the (“EEOC”) and/or National Labor Relations Board (“NLRB”) or other federal, state or local agency; (ii) participating in any investigation or proceeding conducted by such administrative agencies; and/or (iii) instituting legal action for the sole purpose of enforcing this Agreement. However, by executing this Agreement, the Employee understands and agrees that he is waiving any claim he may have for monetary damages in connection with any EEOC and/or NLRB or other agency proceeding concerning any and all Released Claims.

Nothing in this Agreement including but not limited to the release of claims, confidentiality, non-disparagement, and covenant not to sue provisions, shall be construed to prevent the discussion or disclosure of factual information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful, or waives the Employee’s right to testify in an administrative, legislative, or judicial proceeding, when the Employee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature.

5.
Inapplicability of the ADEA/Older Workers Benefit Protection Act: The Employee represents, agrees, and warrants that he was under the age of 40 at the time of his separation of employment from the Company, and that the Age Discrimination in Employment Act (“ADEA”), as amended, including by the Older Workers Benefit Protection Act (“OWBPA”), and its implementing regulations, are inapplicable to him.
6.
General Release of Unknown Claims. THE EMPLOYEE ACKNOWLEDGES THAT HE IS HEREBY ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SECTION 1542, THE EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW

PRINCIPLES OF SIMILAR EFFECT. THE EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT HE IS RELEASING UNKNOWN AND/OR UNSUSPECTED CLAIMS.

7.
Intentionally Omitted.
8.
No Pending Claims: The Employee acknowledges and agrees that he has no pending lawsuit, claim, charge, or complaint against the Company or any of the Released Parties, in any court of law or with any governmental agency, and that he will not prosecute or permit to be prosecuted, any such lawsuit, claim, charge or complaint. The Employee further agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any of the Released Parties, unless under a subpoena or other court order to do so. The Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company. Nothing in this Agreement shall be construed to prohibit the Employee from reporting conduct to, providing truthful information to or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization.
9.
Confidential Information: The Employee understands and agrees that during his employment, he was entrusted with confidential information regarding the Company and its business, and further that the Confidential Information and Invention Assignment Agreement that the Employee entered into with the Company (the “CIIAA”) shall remain in full force and effect notwithstanding his separation from employment, and the CIIAA’s lawful terms are unaffected by this Agreement.
10.
Voluntary Agreement: The Employee acknowledges and agrees that he has read this Agreement in its entirety and understands all of its terms, and that he is entering into this Agreement freely and voluntarily, with a full understanding of its terms including his release of all claims. The Employee acknowledges and agrees that he has been advised to consult an attorney if he so desires before signing this Agreement.
11.
Complete Agreement/Severability: The Employee agrees that this Agreement sets forth all of the terms of this Agreement with the Company. The Parties agree that the provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full, provided that the purposes and intent of this Agreement are preserved after such severance. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by an authorized representative of the Company.
12.
Company Property: The Employee agrees that to the extent he has not already done so, he will gather and return all Company property in his possession or under his control as of the Separation Date, including but not limited to all keys, credit cards, originals and copies of documents, and all other Company computers, vehicles, smart phones, tablets, electronically stored data, or other equipment, and to return all such property to the Company within ten (10) calendar days of the Effective Date. The Employee acknowledges and agrees that the Company’s obligations to the Employee as provided by this Agreement, including but not limited to the Company’s obligation to make the Settlement Payment provided for in Paragraph 2, above, are expressly conditioned on the Employee’s return of all such property to the Company within ten (10) calendar days of the Effective Date.
13.
No Admission: The Parties acknowledge and agree that this Agreement is not an admission of wrongdoing or liability by the Employee, the Company, or any Released Party, and shall not be used as evidence of any such wrongdoing or liability.

14.
Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to conflict of law principles.
15.
Non-Waiver: The failure of the Company to seek enforcement of any term or provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such term or provision or of the Company’s right to seek enforcement of such term or provision in the future.
16.
Counterparts. The Parties may execute this Agreement in counterparts (by “wet ink” or digital signature), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AS DESCRIBED IN THIS AGREEMENT.

By their signatures, below, the Parties acknowledge voluntarily entering into this Agreement with full knowledge of the rights that they may be waiving.

EMPLOYEE COMPANY: GETAROUND OPERATIONS LLC

/s/ Eduardo Iniguez /s/ Patricia Huerta

Eduardo Iniguez By:

Name: Patricia Huerta

Title: Interim CFO

10/17/2024 10/17/2024

Date Date

GETAROUND, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of October 17, 2024, by and between Getaround, Inc., a Delaware corporation (the “Company”), and AJ Lee (“Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in Indemnitee’s current capacity with the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.
Indemnification.
a.
Third-Party Proceedings. To the fullest extent permitted by applicable law, as such may be amended from time to time, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in the Company’s favor), against all Expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
b.
Proceedings by or in the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
c.
Success on the Merits. To the fullest extent permitted by applicable law and to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the generality of the foregoing, if Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in a

Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such successfully resolved claims, issues or matters to the fullest extent permitted by applicable law. If any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
d.
Witness Expenses. To the fullest extent permitted by applicable law and to the extent that Indemnitee is a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.
2.
Indemnification Procedure.
a.
Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding within thirty (30) days after receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall be entitled to continue to receive advancement of Expenses pursuant to this Section 2(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.
b.
Notice and Cooperation by Indemnitee. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter for which indemnification will or could be sought under this Agreement. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding, shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 13(e) below. In addition, Indemnitee shall give the Company such additional information and cooperation as the Company may reasonably request. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement, except to the extent that the Company is adversely affected by such failure.
c.
Determination of Entitlement.
i.
Final Disposition. Notwithstanding any other provision in this Agreement, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
ii.
Determination and Payment. Subject to the foregoing, promptly after receipt of a statement requesting payment with respect to the indemnification rights set forth in Section 1, to the extent required by applicable law, the Company shall take the steps necessary to authorize such payment in the manner set forth in Section 145 of the Delaware General Corporation Law. The Company shall pay any claims made under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification or advancement of Expenses, within thirty (30) days after a written request for payment thereof has first been received by the Company, and if such claim is not paid in full within such thirty (30) day-period, Indemnitee may, but need not, at any time thereafter bring an action against the Company in the Delaware Court of Chancery to recover the unpaid amount of the claim and, subject to Section 12, Indemnitee shall also be entitled to be paid for all Expenses actually and reasonably incurred by Indemnitee in connection with bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses under Section 2(a)) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption with clear and convincing evidence to the contrary. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, in the case of a criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. In addition, it is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. If any requested determination with respect to entitlement to indemnification hereunder has not been made within ninety (90) days after the final disposition of the Proceeding, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.
iii.
Change of Control. Notwithstanding any other provision in this Agreement, if a Change of Control has occurred, any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law shall be Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, will render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Counsel in connection with all matters concerning a single Indemnitee, and such Independent Counsel shall be the Independent Counsel for any or all other Indemnitees unless (A) the Company otherwise determines or (B) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Counsel representing other indemnitees under agreements similar to this Agreement.
d.
Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.

e.
Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall provide to Indemnitee: (i) copies of all potentially applicable directors’ and officers’ liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.
f.
Defense of Claim and Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to advance Expenses with respect to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do, and upon Indemnitee providing signed, written consent to such assumption, which shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. In addition, if there exists a potential, but not an actual conflict of interest between the Company and Indemnitee, the actual and reasonable legal fees and expenses incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the Proceeding (so that such counsel may assume Indemnitee’s defense if the conflict of interest between the Company and Indemnitee becomes an actual conflict of interest) shall be deemed to be Expenses that are subject to indemnification hereunder. The existence of an actual or potential conflict of interest, and whether such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. The Company shall not be required to obtain the consent of Indemnitee for the settlement of any Proceeding the Company has undertaken to defend if the Company assumes full and sole responsibility for each such settlement; provided, however, that the Company shall be required to obtain Indemnitee’s prior written approval, which shall not be unreasonably withheld, before entering into any settlement which (1) does not grant Indemnitee a complete release of liability, (2) would impose any penalty or limitation on Indemnitee, or (3) would admit any liability or misconduct by Indemnitee.
3.
Additional Indemnification Rights.
a.
Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
b.
Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws,

any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.
c.
Interest on Unpaid Amounts. If any payment to be made by the Company to Indemnitee hereunder is delayed by more than ninety (90) days from the date the duly prepared request for such payment is received by the Company, interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obligated to indemnify for the period commencing with the date on which Indemnitee actually incurs such Expense or pays such judgment, fine or amount in settlement and ending with the date on which such payment is made to Indemnitee by the Company.
d.
Third-Party Indemnification. The Company hereby acknowledges that Indemnitee has or may from time to time obtain certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties (collectively, the “Third-Party Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Third-Party Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Third-Party Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason a court of competent jurisdiction determines that the Third-Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third-Party Indemnitors shall have a right of contribution by the Company to the Third-Party Indemnitors with respect to any advance or payment by the Third-Party Indemnitors to or on behalf of the Indemnitee.
4.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.
5.
Director and Officer Liability Insurance.
a.
D&O Policy. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

b.
Tail Coverage. In the event of a Change of Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.
6.
Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
7.
Exclusions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
a.
Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a Proceeding to which Indemnitee was, is or is threatened to be made, a party;
b.
Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;
c.
Unlawful Payments. To indemnify Indemnitee for Expenses to the extent it is determined by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, that such indemnification is unlawful;
d.
Certain Conduct. To indemnify Indemnitee for Expenses on account of Indemnitee’s conduct that is established by a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, as knowingly fraudulent;
e.
Insured Claims. To indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under an insurance policy maintained by the Company; or
f.
Certain Exchange Act Claims. To indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding shall be deemed to be Expenses that are subject to indemnification hereunder.
8.
Contribution Claims.
a.
If the indemnification provided in Section 1 is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
b.
Without diminishing or impairing the obligations of the Company set forth in the preceding Section 8(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses, judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
c.
With respect to a Proceeding brought against directors, officers, employees or agents of the Company (other than Indemnitee), to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee from any claims for contribution that may be brought by any such directors, officers, employees or agents of the Company (other than Indemnitee) who may be jointly liable with Indemnitee, to the same extent Indemnitee would have been entitled to such indemnification under this Agreement if such Proceeding had been brought against Indemnitee.
9.
No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.
10.
Determination of Good Faith. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors of the Enterprise or any counsel selected by any committee of the Board of Directors of the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Enterprise or the Board of Directors of the Enterprise or any committee thereof. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.
11.
Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:
a.
“Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.
b.
“Change of Control” shall be deemed to occur upon the earliest of any of the following events:
i.
Acquisition of Securities by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change of Control under part (iii) of this definition.
ii.
Change in Board of Directors. Individuals who, as of the date of this Agreement, constitute the Company’s Board of Directors (the “Board”), and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date of this Agreement (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board.
iii.
Corporate Transaction. The effective date of a reorganization, merger, or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board or other governing body of the surviving entity; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

iv.
Liquidation. The approval by the Company’s stockholders of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions).
v.
Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item or any similar schedule or form) promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.
c.
“Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
d.
“Enterprise” means the Company and any other enterprise that Indemnitee was or is serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent.
e.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
f.
“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever reasonably incurred by Indemnitee, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the forgoing expenses reasonably incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs reasonably incurred in preparing statements in support of payment requests hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
g.
“Independent Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c)(iii), who will not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
h.
“Person” shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any direct or indirect majority owned subsidiaries of the Company; (iii) any employee benefit plan of the Company or any direct or indirect majority owned subsidiaries of the Company or of any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company (an “Employee Benefit Plan”); and (iv) any trustee or other fiduciary holding securities under an Employee Benefit Plan.
i.
“Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by a third party, a government agency, the Company or its Board of Directors or a committee thereof, whether in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director, officer, employee or agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner (general, limited or otherwise), member (managing or otherwise), trustee, fiduciary, employee or agent of any other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.
j.
In addition, references to “other enterprise” shall include another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; references to “include” or “including” shall mean include or including, without limitation; and references to Sections, paragraphs or clauses are to Sections, paragraphs or clauses in this Agreement unless otherwise specified.
12.
Attorneys’ Fees. In the event that any Proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. In the event of a Proceeding instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
13.
Miscellaneous.
a.
Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.
b.
Entire Agreement; Binding Effect. Without limiting any of the rights of Indemnitee described in Section 3(b), this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions and supersedes any and all previous agreements between them covering the subject matter herein. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities.
c.
Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
d.
Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
e.
Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
f.
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
g.
Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
h.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.
i.
No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.
j.
Company Position. The Company shall be precluded from asserting, in any Proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.
k.
Subrogation. Subject to Section 3(d), in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

The parties have executed this Indemnification Agreement as of the date first set forth above.

THE COMPANY:

GETAROUND, INC.

By: /s/ Patricia Huerta

Name: Patricia Huerta

Title: Interim CFO

Address:

P.O. Box 21473

Oakland, CA 94623

Email: legal@getaround.com

AGREED TO AND ACCEPTED:

INDEMNITEE:

AJ Lee
(PRINT NAME)

/s/ AJ Lee

(Signature)

Address:
939 S. Broadway 309
Los Angeles, CA 90015

Email: aj@getaround.com